                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Dollar General Corporation on Form S-3 of our report dated February 24, 1998, appearing in the Annual Report on Form 10-K of Dollar General Corporation for the year ended January 30, 1998 and to the reference to us under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Nashville, Tennessee
April 17, 1998